EXHIBIT U

VOTES NECESSARY TO APPROVE THE PROPOSALS

Proposal	Fund	Vote Needed
Proposal 1 – To elect a Board of	All Funds	Plurality (voting by Fund as a whole)
Trustees/Directors

Proposal 2 – To approve	Franklin California Tax-Free Income	The affirmative vote of the lesser of
an Agreement and Plan of	Fund, Inc., Franklin Custodian	(i) more than 50% of the outstanding
Reorganization that provides for	Funds, Inc., Franklin Mutual Series	shares of the Fund (or series, if
the reorganization of the Fund to a	Fund Inc., Templeton Funds, Inc.,	applicable) or (ii) 67% or more of
Delaware statutory trust.	Templeton Institutional Funds, Inc.	the outstanding shares of the Fund
	and Templeton Income Trust	(or series if applicable) present at
the meeting, if the holders of more
than 50% of the Fund’s (or series’)
outstanding shares are present or
represented by proxy (a “1940 Act
Majority Vote”) (voting by Fund as a
whole and not by series)

	Franklin California Tax-Free Trust,	Majority of the outstanding shares
	Franklin Investors Securities Trust,	(voting by Fund and by series
	Franklin New York Tax-Free Trust,	thereof, if any)
Franklin Tax-Free Trust, Franklin
Value Investors Trust and Institutional
Fiduciary Trust

Proposal 3 – To approve an	Franklin Capital Growth Fund,	Majority of the shares voted (voting
Amended and Restated Agreement	Franklin Global Trust, Franklin	separately by series thereof, if any,
and Declaration of Trust	Gold and Precious Metals Fund,	for a Fund)
Franklin High Income Trust,
Franklin Managed Trust, Franklin
Municipal Securities Trust, Franklin
New York Tax-Free Income Fund,
Franklin Real Estate Securities
Trust, Franklin Strategic Mortgage
Portfolio, Franklin Strategic Series,
Franklin Templeton Fund Allocator
Series, Franklin Templeton
Global Trust, Franklin Templeton
International Trust, Franklin
Templeton Money Fund Trust and
The Money Market Portfolios

	Franklin Mutual Recovery Fund	1940 Act Majority Vote

Proposal 4 – To approve	All Funds listed on Exhibit L-1	1940 Act Majority Vote (voting by series)
amendments to certain fundamental
investment restrictions (include eight
(8) sub-proposals)

Proposal 5 - To approve the	All Funds listed on Exhibit N-1	1940 Act Majority Vote (voting by series)
elimination of certain fundamental
investment restrictions

U-1

Proposal 6 – To approve the	Franklin New York Tax-Free Income	1940 Act Majority Vote (voting by
reclassification of certain	Fund, Franklin Limited Maturity	series)
fundamental investment policies as	U.S. Government Securities Fund,
non-fundamental	Emerging Markets Series, IFT
Money Market Portfolio, Franklin
Templeton Hard Currency Fund and
Franklin Rising Dividends Fund

Proposal 7 – To approve the	Franklin Templeton Money Fund	Majority of the Class B shares voted
amendment of the rights and
preferences of the Class B shares
to provide for their automatic
conversion to Class A shares after
eight years

U-2

             FRANKLIN TEMPLETON INVESTMENTS

THREE EASY WAYS TO VOTE
To vote by Telephone		To vote by Internet		To vote by Mail
1)	Read the Proxy Statement and have the Proxy Card at hand.	1)	Read the Proxy Statement and have the Proxy Card at hand.	1)	Read the Proxy Statement.
2)	Call 1-888-221-0697.	2)	Go to www.proxyweb.com/FranklinTempleton	2)	Check the appropriate boxes on the reverse side.
3)	Follow the recorded instructions.	3)	Follow the on-line directions.	3)	Sign and date the Proxy Card.
				4)	Return the Proxy Card in the envelope provided.
IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD.

999 999 999 999 99	!
FRANKLIN MUTUAL RECOVERY FUND		FRANKLIN TEMPLETON INVESTMENTS
PROXY FOR THE SPECIAL JOINT MEETING OF SHAREHOLDERS
MARCH 21, 2007

The undersigned hereby revokes all previous proxies for his/her shares and appoints CRAIG S. TYLE, BARBARA J. GREEN, STEVEN J. GRAY, ROBERT C. ROSSELOT, and KAREN L. SKIDMORE, and each of them, proxies of the undersigned with full power of substitution to vote all shares of the above referenced Fund (the “Fund”), that the undersigned is entitled to vote at the Special Joint Meeting of Shareholders (the “Meeting”) to be held at One Franklin Parkway, San Mateo, California 94403-1906 at 10:00 a.m., Pacific time, on the 21st day of March, 2007, including any postponements or adjournments thereof, upon the matters set forth on the reverse side of this proxy card and upon any other matters that may properly be acted upon at the Meeting.
This Proxy is solicited on behalf of the Board of Trustees or Board of Directors, as appropriate. It will be voted as specified. If no specification is made, this Proxy will be voted FOR the Proposals including all nominees for trustee/director, as applicable. If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on those matters in accordance with the views of management.

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Dated	, 2007

	Signature(s) (Joint owners)	(Sign in the Box)
Note: Please sign this proxy exactly as your name (or names) appear(s) on this card. One or more joint owners should sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

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Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.	☒

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1.	To Elect a Board of Trustees or Board of Directors, as appropriate.			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*
	(01) Edward I. Altman (02) Ann Torre Bates (03) Burton J. Greenwald	(04) Bruce A. MacPherson (05) Charles Rubens II (06) Leonard Rubin	(07) Robert E. Wade (08) Gregory E. Johnson (09) Peter A. Langerman	☐	☐	☐
* To withhold authority to vote for any individual nominee(s), write the number(s) of the Nominee(s) below:
				FOR	AGAINST	ABSTAIN

3.	To Approve an Amended and Restated Agreement and Declaration of Trust.			☐	☐	☐
4.	To Approve Amendments to Certain of the Fund’s Fundamental Investment Restrictions Regarding:
	Sub-Proposal 4b.	Underwriting		☐	☐	☐
	Sub-Proposal 4c.	Lending		☐	☐	☐
	Sub-Proposal 4d.	Investments in real estate		☐	☐	☐
	Sub-Proposal 4e.	Investments in commodities		☐	☐	☐
	Sub-Proposal 4g.	Industry concentration		☐	☐	☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE.	Mega 32 - mm
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